                                                                       EXHIBIT 1

                                Board Resolution
                                       of
                  The Lincoln National Life Insurance Company

                            Adopted November 4, 1982

82-28      RESOLVED, That the resolution relating to the establishment of segregated investment accounts, adopted by the Board of Directors on September 12, 1968, is hereby rescinded effective this date; and

           RESOLVED FURTHER, That the chief executive officers of the Company is hereby authorized in his discretion from time to time to establish one or more segregated investment accounts in accordance with the provisions of the Indiana Insurance Law, for such purpose or purposes as he may determine and as may be appropriate under the Indiana Insurance Law; and

           RESOLVED FURTHER, That if in the opinion of legal counsel of the Company it is necessary or desirable to register any of such accounts under the Investment Company Act of 1940 or to register a security issued by any such account under the Securities Act of 1933, or to make application for exemption from registration, the chief executive officer or such other officers as he may designate are hereby authorized to accomplish any such registration or to make any such application for exemption, and to perform all other acts as may be desirable or necessary in connection with the conduct of business of the Company with respect to any such account.

ESTABLISHMENT OF SEGREGATED INVESTMENT ACCOUNT

of

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


     Pursuant to the authority given me by Resolution No. 82-28 of the Board of Directors of The Lincoln National Life Insurance Company (the "Company") dated November 4, 1982, I establish a segregated investment account designated "Lincoln National Flexible Premium Variable Life Account F" (the "Account").
The Account is to be used in connection with the issuance by the Company of flexible premium variable life insurance policies (the "Policies"). The Account will be registered as a unit investment trust with the Securities and Exchange Commission ("SEC") and shall invest in shares of investment companies which are registered with the SEC. The Account's investment objectives, policies, and limitations shall be in accordance with (1) the registration statement for the Policies filed with the SEC under the Securities Act of 1933 (Registration No.
33-            ), (2) applicable provisions of Indiana Insurance Law and any other applicable legal requirements.


Dated May 29, 1987                               /s/ IAN M.  ROLLAND
                                            -------------------------------
                                                   Ian M.  Rolland
                                                Chief Executive Officer

                           AMENDMENT TO THAT CERTAIN
                       MEMORANDUM EXECUTED MAY 29, 1987,

                                   REGARDING:

                 ESTABLISHMENT OF SEGREGATED INVESTMENT ACCOUNT
          (LINCOLN NATIONAL FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT F)
                                       of

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

     Pursuant to the authority given me by Resolution No. 82-28 of the Board of Directors of The Lincoln National Life Insurance Company (the "Company") dated November 4, 1982, I hereby amend that certain memorandum executed on May 29, 1987, by (the "Organizing Memorandum"), (copy attached) for the sole purpose of changing the name of the Separate Account. Henceforth the name of the Separate Account shall be: "Lincoln Life Flexible Premium Variable Life Account F."

     All other terms and provisions of the Organizing Memorandum remain in effect.


                                                  /s/ JON A. BOSCIA
                                         -----------------------------------
                                                   Jon A.  Boscia
                                                 Chief Executive Officer

Effective Date: June 18, 1997